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                                                                    EXHIBIT 10.2


                  AMENDED AND RESTATED RECEIVABLES CONTRIBUTION
                               AND SALE AGREEMENT


                            Dated as of May 23, 2002

                                      Among


                      MCI WORLDCOM NETWORK SERVICES, INC.,

                       MCI WORLDCOM COMMUNICATIONS, INC.,

                                TELECOM*USA, INC.

                                       and

                            UUNET TECHNOLOGIES, INC.

                                 AS THE SELLERS,

                                       and

                                 WORLDCOM, INC.,

                            AS THE BUYER'S SERVICER,

                                       and

                      MCI WORLDCOM RECEIVABLES CORPORATION

                                  AS THE BUYER


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                                TABLE OF CONTENTS


SECTION                                                                     PAGE
-------                                                                     ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.   Certain Defined Terms..........................................6

SECTION 1.02.   Other Terms...................................................10

SECTION 1.03.   Computation of Time Periods...................................10

                                   ARTICLE II
                           SALE OF SELLER RECEIVABLES

SECTION 2.01.   Sale of Seller Receivables....................................11

SECTION 2.02.   Terms of Sales................................................11

SECTION 2.03.   General Settlement Procedures.................................12

SECTION 2.04.   Payments and Computations, Etc................................13

SECTION 2.05.   Buyer's Servicer Fee..........................................14

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Representations and Warranties of Sellers.....................14

                                   ARTICLE IV
                        GENERAL COVENANTS OF THE SELLERS

SECTION 4.01.   Affirmative Covenants of the Sellers..........................18

SECTION 4.02.   Negative Covenants of the Sellers.............................21

                                    ARTICLE V
                          ADMINISTRATION AND COLLECTION

SECTION 5.01.   Designation of Buyer's Servicer...............................23

SECTION 5.02.   Rights of the Buyer and the Administrative Agent..............24

SECTION 5.03.   Responsibilities of each Seller...............................25

SECTION 5.04.   Further Actions Evidencing Purchases..........................25


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SECTION 5.05.   Instructions by the Administrative Agent Control..............26

                                   ARTICLE VI
                                 INDEMNIFICATION

SECTION 6.01.   Indemnities by the Sellers....................................26

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.01.   Amendments, Etc...............................................29

SECTION 7.02.   Notices, Etc..................................................29

SECTION 7.03.   Binding Effect; Assignability.................................29

SECTION 7.04.   Costs, Expenses and Taxes.....................................29

SECTION 7.05.   Non-Business Days.............................................30

SECTION 7.06.   No Proceedings................................................30

SECTION 7.07.   Confidentiality...............................................30

SECTION 7.08.   Governing Law.................................................31

SECTION 7.09.   Consent to Jurisdiction.......................................31

SECTION 7.10.   Execution in Counterparts.....................................31

SECTION 7.11.   Intent of the Parties, Etc....................................32

SECTION 7.12.   Entire Agreement..............................................32

SECTION 7.13.   Severability of Provisions....................................32

SECTION 7.14.   Amendment and Restatement.....................................32

SECTION 7.15.   Waiver of Jury Trial..........................................33


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EXHIBITS

EXHIBIT A            Monthly Report
EXHIBIT B            Subordinated Note


SCHEDULES

SCHEDULE I      Lock-Box Bank and Lock-Box Accounts
SCHEDULE II     Credit and Collection Policies
SCHEDULE III Location of Principal Place of Business, Chief Executive Office and Office Where Records are Kept
SCHEDULE IV     Forms of Contracts
SCHEDULE V      Discount Percentage


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                  AMENDED AND RESTATED RECEIVABLES CONTRIBUTION
                               AND SALE AGREEMENT


            This AMENDED AND RESTATED RECEIVABLES CONTRIBUTION AND SALE AGREEMENT (this "AGREEMENT") dated as of May 23, 2002, amends and restates that certain Receivables Contribution and Sale Agreement, dated as of August 20, 1999, as amended by Amendment No. 1 to Receivables Contribution and Sale Agreement dated as of March 26, 2002 (the "ORIGINAL RECEIVABLES CONTRIBUTION AND SALE AGREEMENT"), and is among: MCI WORLDCOM NETWORK SERVICES, INC., a Delaware corporation ("NETWORK"), MCI WORLDCOM COMMUNICATIONS, INC., a Delaware corporation ("COMMUNICATIONS"), TELECOM*USA, INC. a Delaware corporation ("TELECOM"), and UUNET TECHNOLOGIES, INC., a Delaware corporation ("UUNET" and, together with Network, Communications and Telecom, collectively the "SELLERS" and individually a "SELLER"), WORLDCOM, INC., a Georgia corporation ("WORLDCOM"), as the Buyer's Servicer hereunder, and MCI WORLDCOM RECEIVABLES CORPORATION, a Delaware corporation (the "BUYER").

            PRELIMINARY STATEMENTS:

            (1) Each Seller in the ordinary course of business has generated, generates, and will generate, from time to time Receivables (as defined in the Purchase Agreements, as defined below) from time to time owing to it.

            (2) Each Seller has sold to the Buyer heretofore from time to time under the Original Receivables Contribution and Sale Agreement, and will continue to sell to the Buyer hereafter from time to time under this Agreement, all Receivables arising from time to time in respect of each of which, on the date of the sale of such Receivable to the Buyer under the Original Receivables Contribution and Sales Agreement and under this Agreement, the Obligor is a Designated Obligor (as defined in the Purchase Agreements, as defined below) (such Receivables being "SELLER RECEIVABLES"), together with the Related Security and Collections with respect thereto.

            (3) The Buyer wishes concurrently to sell interests, to the extent of the Receivable Interests sold from time to time by it to each of the Purchasers, in each of the present and future Seller Receivables, together with the Related Security and Collections with respect thereto, pursuant to the Third Amended and Restated Receivables Purchase Agreement, dated as of May 23, 2002 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT") among the Buyer, WORLDCOM, Inc., as Servicer thereunder, Corporate Asset Funding Company, Inc., a Delaware corporation ("CAFCO"), Charta Corporation, a Delaware corporation ("CHARTA" and, together with CAFCO, the "CNAI CONDUITS"), Falcon Asset Securitization Corporation, a Delaware corporation ("FASC"), Jupiter Securitization Corporation, a Delaware corporation ("JSC" and, together with FASC, the "BANK ONE CONDUITS"), Giro Balanced Funding Corporation, a Delaware corporation ("GBFC"), Delaware Funding Corporation, a Delaware corporation ("DELAWARE FUNDING"), Paradigm Funding LLC, a Delaware limited liability company


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("PARADIGM"), Liberty Street Funding Corporation, a Delaware corporation
("LIBERTY"), Bank One, NA (Main Office Chicago), a national banking association ("BANK ONE"), as Managing Agent for FASC and JSC and the Bank One Conduits' respective successive Assignees, WestDeutsche Landesbank Girozentrale, New York Branch, a German bank organized under the laws of the State of North Rhine Westphalia, acting by and through its New York Branch ("WEST LB"), as Managing Agent for Paradigm and Paradigm's successive Assignees, Bayerische Landesbank, New York Branch, a German bank organized under the laws of the State of Bavaria, acting by and through its New York Branch ("BLBNY"), as Managing Agent for GBFC and GBFC's successive Assignees, The Bank of Nova Scotia, a Canadian chartered commercial bank, acting by and through its New York Agency ("NOVA SCOTIA"), as Managing Agent for Liberty and Liberty's successive Assignees, Citicorp North America, Inc., a Delaware corporation ("CNAI"), as Managing Agent for CAFCO and CHARTA and the CNAI Conduits' respective successive Assignees and as Co-Lead Manager, and JPMorgan Chase Bank, a New York banking corporation ("JPMORGAN"), as Managing Agent for Delaware Funding and Delaware Funding's successive Assignees, as Co-Lead Manager, and as Administrative Agent for the Purchasers, such Managing Agents and any other Owners of Receivable Interests thereunder.

            (4) If the Buyer does not, or can no longer, sell such interests to the Purchasers pursuant to the Receivables Purchase Agreement, the Buyer would wish to sell similar interests to the Members under and as defined in the Second Amended and Restated Receivables Purchase Agreement, dated as of May 23, 2002 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "PARALLEL PURCHASE COMMITMENT", and together with the Receivables Purchase Agreement, collectively the "PURCHASE AGREEMENTS" and individually a "PURCHASE AGREEMENT") among the Buyer, WORLDCOM, Inc. as Servicer thereunder, Bank One, as an Initial Bank and as a Group Managing Agent, West LB, as an Initial Bank and as a Group Managing Agent, Citibank, N.A. ("Citibank"), as an Initial Bank, BLBNY, as a Group Managing Agent, Bayerische Landesbank, Cayman Islands Branch ("BLBCI"), as an Initial Bank, Nova Scotia, as an Initial Bank and as a Group Managing Agent, CNAI, as a Group Managing Agent and as Co-Lead Manager, and JPMorgan as an Initial Bank (JPMorgan, together with Bank One, West LB, Citibank, BLBCI and Nova Scotia, being collectively the "BANKS"), as a Group Managing Agent, as Co-Lead Manager and as Administrative Agent.

            NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. CERTAIN DEFINED TERMS. Terms defined in the Purchase Agreements and not otherwise defined herein are used in this Agreement as defined in the Purchase Agreements. In addition, as used in this Agreement and unless otherwise stated herein,

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the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "ADMINISTRATIVE AGENT" means JPMorgan and its permitted successor or successors as Administrative Agent under the Purchase Agreements.

              "AUTHORIZATIONS" means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates and permits from any Governmental Authority.

              "BUYER'S SERVICER" has the meaning specified in Section 5.01.

              "BUYER'S SERVICER FEE" has the meaning specified in Section 2.05.

              "COLLECTIONS" means, with respect to any Seller Receivable, all cash collections and other cash proceeds of such Seller Receivable, including, without limitation, (i) all cash proceeds of the Related Security with respect to such Seller Receivable and (ii) any Collections of such Seller Receivable deemed to have been received, and actually paid, pursuant to Section 2.03.

              "COMMERCIAL CONTRACT" means an agreement between any Seller and an Obligor, in substantially the form of one of the forms of written contract set forth in Schedule IV hereto or otherwise approved by the Administrative Agent (with the consent or at the request of the Majority Managing Agents and the Majority Purchaser Groups) or, in the case of any open account agreement, as evidenced by one of the forms of invoices set forth in Schedule IV hereto or otherwise approved by the Administrative Agent (with the consent or at the request of the Majority Managing Agents and the Majority Purchaser Groups), pursuant to or under which such Obligor shall be obligated to pay for telecommunication goods or services from time to time.

              "CONTRACT" means either a Commercial Contract or a Tariff.

              "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Receivables and described in Schedule II hereto, as modified from time to time in compliance with Section 4.02(c).

              "DISCOUNT PERCENTAGE" has the meaning specified in Schedule V to this Agreement.

              "ERISA AFFILIATE" means, with respect to any Seller or WORLDCOM, any company, trade, or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of such Seller's or WORLDCOM's controlled group or which is under common control with such Seller or WORLDCOM within the meaning of Section 414(b), (c) or (m) of the Code.

              "FINANCIAL STATEMENTS" means balance sheets, statements of operations, statements of shareholders' investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows

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       shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' investments shall be in comparative form to the prior fiscal year-end figures.

              "INDEMNIFIED AMOUNTS" has the meaning specified in Section 6.01.

              "INDEMNIFIED PARTY" means any or all of the Buyer, the Purchasers, the Managing Agents, the Banks and the other Owners and Members, and the Group Managing Agents under either or both of the Purchase Agreements, the Participants, the Administrative Agent and their respective Affiliates and successors and assigns.

              "INITIAL PURCHASE PRICE" has the meaning specified in Section 2.02(a).

              "JPMORGAN" has the meaning specified in Preliminary Statement (3).

              "LAWS" means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

              "MATERIAL ADVERSE EVENT" means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of WORLDCOM or each Seller to perform any of its payment or other material obligations under the Transaction Documents or the ability of Administrative Agent or any Indemnified Party to enforce any such obligations or any of their respective Rights under the Transaction Documents, or (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of WORLDCOM or each Seller, as applicable. The phrase "could be a Material Adverse Event" (and any similar phrase herein) means that there is a material probability of such Material Adverse Event occurring, and the phrase "could not be a Material Adverse Event" (and any similar phrase herein) means that there is not a material probability of such Material Adverse Event occurring.

              "MONTHLY REPORT" means a report prepared by the Buyer's Servicer, in substantially the form attached hereto as Exhibit A, pursuant to
       Section 2.03(c).

              "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
       Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Seller or WORLDCOM or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

              "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

              "OTHER TAXES" has the meaning specified in Section 7.04(b).

              "PARALLEL PURCHASE COMMITMENT" has the meaning specified in Preliminary Statement (4).

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              "PLAN" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Seller or WORLDCOM or any ERISA Affiliate, but not including any Multiemployer Plan.

              "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

              "PURCHASE AGREEMENTS" has the meaning specified in Preliminary Statement (4).

              "PURCHASE PRICE" has the meaning specified in Section 2.02(b).

              "RECEIVABLE ASSETS" has the meaning specified in Section 2.01(a).

              "RECEIVABLES PURCHASE AGREEMENT" has the meaning specified in Preliminary Statement (3).

              "RELATED SECURITY" means with respect to any Receivable:

                     (i) all of the applicable Seller's interest in the goods
              (including returned goods), if any, relating to the sale which gave rise to such Receivable;

                     (ii) all other security interests or liens and property
              subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                     (iii) all letter of credit rights, guaranties, insurance
              and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                     (iv) all Records relating to such Receivable.

              "REPORTABLE EVENT" has the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with a Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in Sections 4043.21, 4043.24 and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

              "RIGHTS" means rights, remedies, powers, privileges and benefits.

              "SELLER RECEIVABLE" has the meaning specified in Preliminary Statement (2).

              "SETTLEMENT DATE" has the meaning specified in clause (iii) of the definition of "Settlement Date" contained in the Receivables Purchase Agreement.

              "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of

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       liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

              "SUBORDINATED NOTE" means a subordinated promissory note, in substantially the form of Exhibit B hereto, executed by the Buyer to the order of a Seller.

              "TARIFF" means, at any time, any then effective agreement or other document submitted from time to time by any Seller to any government or governmental regulatory agency setting forth the terms and conditions of the sales by such Seller of telecommunication goods or services to any Obligor from time to time (including, without limitation, the terms and conditions affecting the creation, billing, payment and collections of Receivables) within the jurisdictional boundaries of any such government or agency.

              "TERMINATION DATE" means the later of (i) the Termination Date under and as defined in the Receivables Purchase Agreement and (ii) the Commitment Termination Date under and as defined in the Parallel Purchase Commitment.

              "TRANSACTION DOCUMENTS" means this Agreement, the Parallel Purchase Commitment, the Receivables Purchase Agreement, the Parent Undertaking, the Collection Notices, the Consent and Agreement, the Certificates, the Subordinated Notes and the Fee Letters.

       SECTION 1.02. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 in the UCC of the State of New York and not specifically defined herein are used herein as defined in such Article 9.

       SECTION 1.03. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding".

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                                   ARTICLE II
                           SALE OF SELLER RECEIVABLES

       SECTION 2.01. SALE OF SELLER RECEIVABLES. (a) Each Seller hereby sells, transfers and assigns to the Buyer, without recourse subject to the terms and conditions specifically set forth herein, and the Buyer hereby purchases, on the terms and subject to the conditions specifically set forth herein, all such Seller's right, title and interest in, to and under all Seller Receivables existing on the date hereof and hereafter created from time to time until the Termination Date, all Related Security and Collections with respect thereto and all proceeds of the foregoing, together with all of such Seller's Rights with respect to such Seller Receivables (collectively, the "RECEIVABLE ASSETS").

       (b) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Buyer and a sale by each Seller, of Receivable Assets and not as a lending transaction. The foregoing sales, transfers, assignments and/or contributions do not constitute and are not intended to result in a creation or assumption by the Buyer of any obligation or liability with respect to any Seller Receivable or Contract, nor shall the Buyer be obligated to perform or otherwise be responsible for any obligation of any Seller or any other Person in connection with any Receivable Assets or under any agreement or instrument relating thereto.

       (c) In connection with the foregoing sales, transfers, assignments and/or contributions, each of the Sellers agrees to record and file, at its own expense, proper financing statements (and proper continuation statements with respect to such financing statements when applicable) with respect to the Receivable Assets now and hereafter from time to time acquired by the Buyer under this Agreement, in such manner and in such jurisdictions as are reasonably necessary to perfect the sales, transfers, assignments and/or contributions of the Receivable Assets to the Buyer hereunder, and to deliver executed copies of such financing statements to the Buyer and the Administrative Agent on or prior to the initial Purchase under either Purchase Agreement. Such financing statements shall name each of the Sellers as debtor/seller, the Buyer as secured party/buyer and the Administrative Agent as assignee.

       SECTION 2.02. TERMS OF SALES. (a) On the date hereof, the Buyer does accept from each Seller, and each Seller does sell, transfer and assign to the Buyer, such Seller's right, title and interest in, to and under those Receivable Assets that are outstanding on the date hereof. As consideration for such sales, transfers and assignments of Receivable Assets on the date hereof the Buyer shall pay (or cause to be paid) to each Seller on the date hereof an amount (such Seller's "INITIAL PURCHASE PRICE") equal to the product of (i) the aggregate Outstanding Balance on the date hereof of Seller Receivables purchased from such Seller and outstanding on the date hereof and (ii) the Discount Percentage applicable to such Seller Receivables on the date hereof. On the date hereof the Buyer shall pay to such Sellers as part of the total Initial Purchase Price paid to such Sellers the total amount which the Purchasers shall pay to the Buyer in Capital for the Purchases under the Receivables Purchase Agreement relating to such Seller Receivables. To the extent that such amount is not sufficient to enable the Buyer to pay the Initial Purchase Price due to any such Seller or Sellers hereunder, the Buyer shall on the date hereof pay to such

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Seller or Sellers the Initial Purchase Price due to such Seller or Sellers in a manner set forth in subsection (c) of this SECTION 2.02.

       (b) On each Business Day after the date hereof until the Termination Date, the Buyer shall accept from each Seller, and each Seller shall sell, transfer and assign to the Buyer, such Seller's right, title and interest in, to and under those of its Receivable Assets that are created on such Business Day. As consideration for such continuing sale and assignment of Receivable Assets after the date hereof, the Buyer shall pay (or cause to be paid) to such Seller on or before each Settlement Date an amount (such Seller's "PURCHASE PRICE") equal to the product of (i) the aggregate Outstanding Balance of Seller Receivables that are newly created from time to time during the Settlement Period ending on or immediately preceding such Settlement Date and (ii) the Discount Percentage applicable to such Seller Receivables at the time of such sale and assignment.

       (c) On each Settlement Date after the date hereof, each Seller's Purchase Price for Receivable Assets sold by such Seller during the Settlement Period ending on or immediately preceding such Settlement Date shall be determined in the Monthly Report and shall be paid by the Buyer. Each Seller's Purchase Price to be so paid on such Settlement Date by the Buyer to such Seller, and the balance, if any, of each Seller's Initial Purchase Price due to such Seller to be so paid by the Buyer on the date hereof in accordance with the last sentence of subsection (a) of this Section 2.02, shall be paid in any of the following ways:

              (i) in cash paid to such Seller in U.S. dollars in same day funds on or before such Settlement Date or the date hereof, as the case may be; or

              (ii) upon the agreement of such Seller and the Buyer, by means of indebtedness owed by the Buyer to such Seller evidenced by, and payable with interest pursuant to, the Subordinated Note payable to the order of such Seller; or

              (iii) a combination of any of the above;

       PROVIDED, HOWEVER, that the Buyer may not make any payment in respect of any such Purchase Price or Initial Purchase Price by means of indebtedness owed by the Buyer to such Seller evidenced by a Subordinated Note as contemplated by clause (ii) above unless, both before and after giving effect to the incurrence of such indebtedness, the total equity capital of the Buyer is at least 3% of the then aggregate Outstanding Balance of the then existing Seller Receivables (including such Receivable Assets).

       SECTION 2.03. GENERAL SETTLEMENT PROCEDURES. (a) If on any day any of the representations or warranties in Section 3.01(f) is no longer true with respect to any Seller Receivable, the Seller to which such Seller Receivable shall have been originally owed shall be deemed to have received on such date a Collection in full of such Seller Receivable and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 4.01(i). Except as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such

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Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables.

       (b) On or prior to the day the Servicer is required to make a deposit with respect to a Settlement Period pursuant to Section 2.05 or 2.06 of either Purchase Agreement, the Buyer's Servicer shall advise the Buyer and the Administrative Agent of each Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period and the allocation of the amount of such deposit to each outstanding Receivable Interest.

       (c) At least two Business Days before each Settlement Date, the Buyer's Servicer shall prepare and forward to the Buyer and the Administrative Agent a Monthly Report, certified by a senior financial officer (which for this purpose shall include any of the Chief Financial Officer, Treasurer, Assistant Treasurer or Controller) of the Buyer's Servicer, as of the close of business of the Buyer's Servicer on the last day of the immediately preceding Settlement Period, relating to the Receivable Assets during such Settlement Period and setting forth the calculation of the actual Purchase Price for each Receivable Asset sold, transferred and assigned during such Settlement Period, and the reconciliation of how the Purchase Price has been paid reflecting the cash advanced from the Buyer to each Seller during such Settlement Period, the adjustments to and current balance, if any, due from the Buyer to each Seller under its Subordinated Note, and the amount of additional cash, if any, to be paid by the Buyer to each Seller on such Settlement Date.

       SECTION 2.04. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by any Seller or the Buyer's Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in lawful money of the United States in same day funds to the Buyer as directed by the Buyer to such Seller or the Buyer's Servicer in writing. Each Seller shall, to the extent permitted by law, pay to the Buyer interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate in effect from time to time, payable on demand; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

       (b) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

       (c) Each Seller hereby irrevocably and unconditionally waives and relinquishes to the fullest extent it may legally do so (i) any express or implied vendor's lien, and any other lien, security interest, charge or encumbrance, which would otherwise be imposed on or affect any Seller Receivable or any Receivable Asset on account of any unpaid amount of such Seller's Initial Purchase Price or any Purchase Price therefor or on account of any other unpaid amounts otherwise payable by the Buyer under or in connection with this Agreement or the Subordinated Note payable to the order of such Seller or otherwise and (ii) with respect to the obligations of such Seller to make payments or deposits under this Agreement (including, without limitation, payments under Sections 2.03 and 6.01), any setoff, counterclaim, recoupment, defense and other right or claim which such Seller may have against the Buyer as a result of or arising out of the failure of the Buyer to pay any amount on account of such Seller's

Initial Purchase Price or any Purchase Price under Sections 2.01 and 2.02 or any other amount payable by the Buyer to such Seller under this Agreement or the Subordinated Note payable to the order of such Seller or otherwise.

       SECTION 2.05. BUYER'S SERVICER FEE. The Buyer shall pay to the Buyer's Servicer a collection fee (the "BUYER'S SERVICER FEE") from the date hereof until the Termination Date, payable on each Settlement Date, in an amount equal to the amount payable to the Servicer under the Purchase Agreements or such other amount calculated on an arm's-length basis for services performed as a subcontractor on terms common to collection agency arrangements in comparable asset sale transactions; provided, however, that the Buyer shall be given a credit against the Buyer's Servicer Fee payable under this Agreement equal to the full amount of the Servicer Fee paid under the Purchase Agreements.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

       SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF SELLERS. Each Seller represents and warrants as follows:

              (a) Such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except where failure could not be a Material Adverse Event, such Seller (a) is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same, and (b) possesses all requisite authority, power, licenses, approvals, permits, Authorizations, and franchises to use its assets and conduct its business as is now being, or is contemplated herein to be, conducted. Such Seller has obtained all Authorizations of the FCC and any applicable PUC necessary to conduct its business, and all such Authorizations are in full force and effect, without conditions, except such conditions as are generally applicable to holders of such Authorizations.

              (b) The execution, delivery and performance by such Seller of each of this Agreement and the other Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby, including the use of the proceeds of the sales, transfers and assignments of Receivable Assets by such Seller hereunder, are within the powers of such Seller, have been duly authorized by all necessary action, do not (i) contravene the organizational documents of such Seller, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding on or affecting such Seller or any of its properties or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of such Seller under, or result in or require the creation of any Adverse Claim upon any property of such Seller pursuant to the terms of, any Contract, credit or loan agreement, or any other agreement or instrument (other than any Transaction Document) binding on or affecting such Seller or any of its properties.

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              (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Seller of this Agreement or any of the other Transaction Documents to which it is a party, or for the perfection of or the exercise by any Indemnified Party of its rights and remedies under this Agreement or such other Transaction Document, except for the filings of the financing statements referred to in Section 2.01(d).

              (d) This Agreement and each other Transaction Document to which such Seller is a party have been duly executed and delivered by such Seller. This Agreement and the other Transaction Documents to which such Seller is a party are the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

              (e) There is no pending or, to the knowledge of such Seller, threatened action, suit or proceeding affecting such Seller before any court, governmental agency or arbitrator or other Governmental Authority that, if determined adversely to such Seller, could be a Material Adverse Event or that purports to affect the legality, validity or enforceability of this Agreement or any other Transaction Document to which such Seller is a party.

              (f) On the date of each sale, transfer, assignment and/or contribution by such Seller of Seller Receivables hereunder, such Seller Receivables constitute Eligible Receivables (except that no representation or warranty is made as to any dispute, offset, counterclaim or defense in respect of such Seller Receivables arising after the date of the sale, transfer, assignment and/or contribution hereunder of such Seller Receivables). Immediately prior to each sale, transfer, assignment and/or contribution by such Seller of any Receivable Assets hereunder, such Seller is the legal and beneficial owner of such Receivable Assets, free and clear of any Adverse Claim. Upon each sale, transfer, assignment and/or contribution by such Seller of each Receivable Asset hereunder, the Buyer shall have a valid and perfected first priority undivided 100% ownership interest in such Receivable Asset free and clear of any Adverse Claim except as created or permitted by this Agreement and the Purchase Agreements. No effective financing statement or other instrument similarly in effect covering any Contract or any Receivable Assets is on file in any recording office, except those filed in favor of the Buyer and the Administrative Agent relating to this Agreement or in favor of the Administrative Agent and relating to the Purchase Agreements.

              (g) No proceeds of any sale, transfer, assignment and/or contribution by such Seller of any Seller Receivable hereunder will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, or for any purpose that would violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

              (h) Each Monthly Report, Weekly Report and Daily Report (in each case if prepared by such Seller or one of its Affiliates, or to the extent that information contained therein is supplied by such Seller or any Affiliate thereof), and each information, exhibit,

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       financial statement, or other report or document furnished or to be furnished at any time by or on behalf of such Seller to the Buyer or any Managing Agent or any Group Managing Agent or the Administrative Agent or any Owner in connection with this Agreement or either Purchase Agreement, is or will be accurate in all material respects as of its date or as of the date so furnished, and no such report or document contains, or will contain, as of its date of delivery or the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

              (i) The principal place of business, federal employer's identification number and chief executive office of such Seller and the office where each such Seller keeps its Records concerning the Receivable Assets are located at the address specified for such Seller in Schedule III hereto (or, by notice to the Buyer and the Administrative Agent in accordance with Section 4.01(e), at such other locations in jurisdictions, within the United States, where all actions required by
       Section 5.04(a) have been taken and completed).

              (j) The names and addresses of all the Lock-Box Banks, together with the lock-box numbers related to, and the account numbers and owners (any Seller or the Buyer, as the case may be) of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule I hereto (or such other Lock-Box Banks and/or such other Lock-Box Accounts as have been notified to the Buyer and the Administrative Agent in accordance with Section 4.02(d)), SUBJECT, HOWEVER, to the provisions of Section 4.01(k).

              (k) Such Seller has not changed its name during the four-month period prior to the date hereof, and has no tradenames, fictitious names, assumed names or "doing business as" names.

              (l) The Initial Purchase Price payable to such Seller on the date hereof pursuant to Section 2.02(a) for the Receivable Assets of such Seller outstanding on the date hereof, and the Purchase Price payable on each Settlement Date pursuant to Section 2.02(b) for the Receivable Assets of such Seller created after the date hereof, in each case constitutes fair consideration and approximates fair market value for such Receivable Assets, and the terms and conditions (including, without limitation, such Initial Purchase Price or Purchase Price, as applicable, therefor) of the sale, transfer and assignment of such Receivable Assets pursuant to Sections 2.01 and 2.02 reasonably approximate an arm's-length transaction between unaffiliated parties. No such sale, transfer or assignment has been made for or on account of an antecedent debt owed by such Seller to the Buyer and no such sale, transfer or assignment is or may be voidable or subject to avoidance under any section of the U.S. Bankruptcy Code.

              (m) Except for instances in which an extension has been granted by the relevant taxing authority, such Seller has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by

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       proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above could not subject the Administrative Agent or any other Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Purchase Agreements.

              (n) [Intentionally Omitted]

              (o) Each purchase or other acquisition of Receivable Assets hereunder will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of
       Section 3(c)(5) of the Investment Company Act of 1940, as amended.

              (p) Such Seller has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to any Plan subject to such funding standards, and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 407 of ERISA.

              (q) Such Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Receivable Assets with respect thereto to any Person other than as contemplated by this Agreement.

              (r) Such Seller has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder.

              (s) No event has occurred which could be a Material Adverse Event.

              (t) Such Seller has not extended or modified the terms of any Seller Receivable or the Contract under which any such Seller Receivable arose, except in accordance with the Credit and Collection Policy.

              (u) Except under the Collection Notices, such Seller has not granted any Person dominion or control of any Lock-Box Account, or the right to take dominion or control over any Lock-Box Account at a future time or upon the occurrence of a future event; PROVIDED, HOWEVER, that this subsection (u) shall not be effective until, and it shall be effective at all times after, the end of the 45 days referred to in
       Section 4.01(k).

              (v) Each Seller Receivable sold or otherwise transferred hereunder by such Seller is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Seller Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (w) Such Seller is neither a "holding company" nor a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

              (x) Each of the Sellers is Solvent.

                                   ARTICLE IV
                        GENERAL COVENANTS OF THE SELLERS

       SECTION 4.01. AFFIRMATIVE COVENANTS OF THE SELLERS. Until the later of
(i) the Termination Date and (ii) the date on which no Capital of any Receivable Interest shall be outstanding and all amounts payable by the Buyer under the Purchase Agreements shall have been paid in full, each Seller shall, unless the Buyer and the Majority Managing Agents and the Majority Purchaser Groups shall otherwise consent in writing:

              (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with the provisions of all Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC.

              (b) TAXES. File all tax returns and reports required by law to be filed by it, promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, and pay when due any taxes payable in connection with the Receivables transferred by it hereunder, exclusive of taxes on or measured by income or gross receipts of the Buyer, the Administrative Agent, any Managing Agent or any Owner.

              (c) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Seller operates.

              (d) PRESERVATION OF CORPORATE EXISTENCE, ETC. At all times (i) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (ii) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (iii) keep all of its assets which are used in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof, except where the failure to do so would not be a Material Adverse Event; and (iv) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations (including, without imitation, those issued by the FCC or any applicable PUC) which may at any time and from time to time be necessary for such Seller to operate its businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event; PROVIDED, HOWEVER, that notwithstanding any provision contained in this subsection
       (d) to the contrary, such Seller may consummate any merger or consolidation permitted under Section 4.02(h).

              (e) OFFICES, RECORDS AND BOOKS OF ACCOUNTS. (i) Keep its principal place of business and chief executive office and the offices where it keeps its Records concerning the Receivable Assets at the address of such Seller referred to in Section 3.01(i) or, upon at least thirty days' prior written notice to the Administrative Agent, at any other location in a jurisdiction where all actions required by Section 5.04(a) shall have been taken and completed, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Seller Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Seller Receivables (including, without limitation, records adequate to permit the daily identification of each Seller Receivable, the Outstanding Balance of each Seller Receivable and the dates which payments are due thereon and all Collections of and adjustments to each existing Seller Receivable).

              (f) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. At its expense, timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Seller Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Seller Receivable and the related Contract and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Administrative Agent.

              (g) EXAMINATION OF RECORDS; AUDITS. (i) From time to time during regular business hours as requested by the Buyer or the Administrative Agent or any Managing Agent upon two Business Days' notice (PROVIDED, HOWEVER, that no such notice shall be required upon the occurrence or during the continuance of an Event of Termination or Potential Event of Termination), permit the Buyer or the Administrative Agent or such Managing Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of such Seller or any of its Affiliates or any agent of such Seller or any of its Affiliates relating to Seller Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of such Seller or any of its Affiliates or any agent of such Seller or any of its Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Seller Receivables and the Related Security or the performance by such Seller hereunder or under the Contracts with any of the officers or employees of such Seller having knowledge of such matters, and (ii) within 110 days after the end of each fiscal year of such Seller commencing with the fiscal year ending on December 31, 2001, and at the request of the Buyer or the Administrative Agent (with the consent or at the request of the Majority Managing Agents or the Majority Purchaser Groups) at any time and from time to time upon the occurrence and during the continuance of any Event of Termination or Potential Event of Termination, at the expense of such Seller, cause independent public accountants approved by the Administrative Agent to perform, and deliver to the Buyer and the Administrative Agent, a written report of an audit conducted by such accountants with respect to the Seller Receivables, Credit and Collection Policy, Lock-Box Account activity and the performance by such Seller or the Buyer's Servicer of its obligations under this Agreement, the Purchase Agreements and the Fee Letters on a scope and in a form reasonably requested by either the Buyer or the Administrative Agent for such audit.

              (h) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. (i) Keep, or cause to be kept, proper books of record and account, which shall be maintained or caused to be maintained by such Seller and shall be separate and apart from those of any Affiliate of such Seller in which full and correct entries shall be made of all financial transactions and the assets and businesses of such Seller in accordance with GAAP and (ii) upon the occurrence and during the continuance of an Event of Termination or Potential Event of Termination, and at the request of the Administrative Agent or any Managing Agent, provide Records with respect to the Seller Receivables and the related Contracts to the Administrative Agent or such Managing Agent.

              (i) DEPOSITS TO LOCK-BOX ACCOUNTS. Instruct, or cause to be instructed, all Obligors to make payments in respect of Seller Receivables to a Lock-Box Account, which, after the end of the 45 days referred to in SECTION 4.01(K) shall be owned by, and held in the name of, the Buyer, and, if such Seller shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by such Seller pursuant to Section 2.03), segregate and hold in trust (in accordance with the provisions of Section 6.02(b) of the Purchase Agreements) such Collections and deposit such Collections, or cause such Collections to be deposited, directly to any Lock-Box Account within one Business Day following such receipt.

              (j) REPORTING REQUIREMENTS. Provide to the Buyer, each Managing Agent and the Administrative Agent the following:

                     (i) promptly upon its receipt of any notice, request for
              consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Managing Agent, copies of the same;

                     (ii) as soon as possible and in any event within five days of such Seller's knowledge thereof, notice of (i) any litigation, investigation or proceeding against such Seller which may exist at any time and which, in the reasonable judgment of such Seller, could have a material adverse effect on the financial condition or results of operations of such Seller, impair the ability of such Seller to perform its obligations under this Agreement, or materially adversely affect the collectibility of the Pool Receivables transferred by it hereunder, and (ii) any material adverse development in any such previously disclosed litigation, investigation or proceeding;

                     (iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Potential Event of Termination, a statement of the Senior Financial Officer of such Seller setting forth details of such Event of Termination or Potential Event of Termination and the action that such Seller has taken and proposes to take with respect thereto;

                     (iv) at least thirty days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Pool Receivables or decrease the credit quality of any Obligors of any newly created Receivables, requesting the Administrative Agent's, each Managing Agent's and each Bank's consent thereto (which consent shall not be unreasonably withheld or delayed); and

                     (v) such other information as the Buyer or the
              Administrative Agent or any Managing Agent may, from time to time, reasonably request with respect to the Receivable Assets or the condition or operations, financial or otherwise, of such Seller or any of their respective Affiliates.

              (k) LOCK-BOX ACCOUNTS AND COLLECTION NOTICES. (i) As soon as possible but not later than the day that shall occur 30 days after the date hereof, (A) cause the ownership of the Lock-Box Accounts in which at least 75% of the Recent Collections were deposited, to be transferred to, and in the name of, the Buyer and (B) deliver or cause to be delivered to the Administrative Agent a Collection Notice with respect to each such Lock-Box Account executed by its respective Lock-Box Bank and the owner of such Lock-Box Account (that is, the Buyer) and (ii) as soon as possible but not later than the day that shall occur 45 days after the date hereof, (A) cause the ownership of all the Lock-Box Accounts to be transferred to, and in the name of, the Buyer and (B) deliver or cause to be delivered to the Administrative Agent a Collection Notice with respect to each such Lock-Box Account executed by its respective Lock-Box Bank and the owner of such Lock-Box Account (that is, the Buyer).

       SECTION 4.02. NEGATIVE COVENANTS OF THE SELLERS. Until the later of (i) the Termination Date and (ii) the date on which no Capital of any Receivable Interest shall be outstanding and all amounts payable by the Buyer under the Purchase Agreements shall have been paid in full, each Seller agrees that it shall not, without the prior written consent of the Buyer and the Majority Managing Agents and the Majority Purchaser Groups (in the case of subsection (c) below, the prior written consent of all the Managing Agents and all the Purchaser Groups):

              (a) SALES, ADVERSE CLAIMS, ETC. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable Asset, or upon or with respect to any related Contract or upon or with respect to any deposit account to which any Collections of any Seller Receivables are sent (including, without limitation, any Lock-Box Account), or assign any right to receive income in respect thereof.

              (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in the Purchase Agreements, extend, amend or otherwise modify the terms of any Seller Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

              (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Seller Receivables sold or otherwise transferred hereunder by such Seller or decrease the credit quality of any newly created Seller Receivables.

              (d) CHANGE AS TO LOCK-BOX ACCOUNTS. Change or otherwise transfer the ownership of any Lock-Box Account other than to the Buyer pursuant to
       SECTION 4.0L(K), or add or terminate any bank as a Lock-Box Bank, or any deposit account as a Lock-Box Account, from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account (except for any such change to make payments to another Lock-Box Agreement that shall be subject to a then existing Collection Notice), unless the Administrative Agent shall have received at least 20 days' prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Collection Notice executed by the Lock-Box Bank that maintains such Lock-Box Account and the owner of such Lock-Box Account (that is, WORLDCOM or a Seller, as the case may be).

              (e) DEPOSITS TO LOCK-BOX ACCOUNTS. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Seller Receivables EXCEPT FOR cash or cash proceeds (other than Collections of Seller Receivables) that are inadvertently paid or transferred into any Lock-Box Account and are removed by such Seller or the Buyer's Servicer from such Lock-Box Account as soon as possible, but in any event no later than two Business Days, after such Seller or the Buyer's Servicer shall have knowledge of such payment or transfer.

              (f) CHANGE OF NAME, ETC. Change its name, identity, form of legal structure or jurisdiction or organization, unless, at least five Business Days prior to the effective date of any such change, such Seller delivers to the Administrative Agent (i) UCC financing statements, executed by such Seller necessary to reflect such change and to continue the perfection of the Buyer's ownership interests in the Receivable Assets sold, transferred and assigned hereunder, (ii) if the identity or structure of such Seller has changed and such change adversely affects the rights of the Administrative Agent under then existing Collection Notices with such Seller to take control of the Lock-Box Accounts pursuant to Section 5.02(a), new Collection Notices executed by such Seller and the Lock-Box Banks to the extent necessary to reflect such change and to continue to enable the Administrative Agent to exercise such rights, and (iii) all other instruments and other documents reasonably requested by the Administrative Agent in connection with such change.

              (g) ACCOUNTING OF PURCHASES. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of Receivable Assets by such Seller to the Buyer or in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting purposes, but excluding tax reporting purposes) in any manner other than as a sale of Receivable Assets by such Seller to the Buyer.

              (h) MERGERS, ETC. Enter into a transaction of consolidation or merger with any Person unless (i) before and after giving effect on a pro forma basis to such consolidation or merger, no event shall have occurred and be continuing, or would result from such consolidation or merger, that constitutes an Event of Termination or Potential Event of Termination and (ii) such Person is not the Buyer and either (A) such Seller shall survive such consolidation or merger or (B) such other corporation or entity formed by such consolidation or into which such Seller shall be merged shall assume, in a writing on terms reasonably satisfactory to the Buyer and the Managing Agents, all of the applicable, rights, obligations and liabilities of such Seller under the Transaction Documents to which such Seller is a party and all the other instruments or documents delivered or to be delivered thereunder.

              (i) MAINTENANCE OF SEPARATE EXISTENCE. Take any action, or omit to take any action, if the effect is to cause the Buyer to fail to perform or observe in any material respect the covenants contained in Sections 5.01(h) and (i) of the Receivables Purchase Agreement or to otherwise cause the Buyer not to be considered as a legal entity separate and distinct from such Seller.

                                   ARTICLE V
                          ADMINISTRATION AND COLLECTION

       SECTION 5.01. DESIGNATION OF BUYER'S SERVICER. The Seller Receivables shall be serviced, administered and collected by the Person (the "BUYER'S SERVICER") designated from time to time to perform the duties of the Servicer under the Purchase Agreements in accordance with Section 6.01 of the Purchase Agreements, and shall be serviced, administered and collected by the Buyer's Servicer in the manner set forth in Section 6.02 of the Purchase Agreements. Until the Administrative Agent designates a new Servicer under the Purchase Agreements, WORLDCOM is hereby designated to act as, and WORLDCOM hereby agrees to perform the duties and obligations of, the Buyer's Servicer hereunder.

       SECTION 5.02. RIGHTS OF THE BUYER AND THE ADMINISTRATIVE AGENT. (a) Each of the Buyer and the Administrative Agent acting together or alone may notify the Obligor of each Seller Receivable, at any time upon the occurrence and during the continuance of any Event of Termination and at the expense of the Seller to which such Seller Receivable shall have been originally owed of the Buyer's interest in such Seller Receivable and the ownership of Receivable Interests by the Owners. The Administrative Agent may, with the consent of the Majority Managing Agents or the Majority Purchaser Groups, and shall, at the request of the Majority Managing Agents or the Majority Purchaser Groups, at any time execute and date, and deliver to the Lock-Box Banks, the Lock-Box Notices referred to in the Collection Notices. Each Seller hereby, when the Administrative Agent shall deliver the Lock-Box Notices to the Lock-Box Banks, transfers to the Administrative Agent the exclusive ownership, dominion and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

       (b) At any time following the designation of a Servicer other than WORLDCOM pursuant to Section 6.01 of either Purchase Agreement:

              First: Each of the Buyer and the Administrative Agent acting together or alone may, and the Administrative Agent shall at the request of the Majority Managing Agents or the Majority Purchaser Groups, at the expense of the respective Sellers to which the respective Seller Receivables shall have been originally owed, direct the Obligors of Seller Receivables, or any of them, to make payment of all amounts due or to become due to any Seller under Seller Receivables directly to the Administrative Agent or its designee.

              Second: Each Seller and WORLDCOM each shall, at the Buyer's or the Administrative Agent's request and at the expense of such Seller and WORLDCOM, give notice of the Owners' ownership to such Obligors and direct them to make such payments directly to the Administrative Agent or its designee.

              Third: Each Seller and WORLDCOM each shall, at the Buyer's or the Administrative Agent's request (in the case of the Administrative Agent, at its election or at the request of the Majority Managing Agents or the Majority Purchaser Groups) and at the expense of such Seller and WORLDCOM, (A) assemble all of the Records that evidence or relate to the Receivable Assets, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Seller Receivables in a manner acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

              Fourth: The Administrative Agent may at its election, and shall at the request of the Majority Managing Agents or the Majority Purchaser Groups, take any and all commercially reasonable steps in the name of any Seller or WORLDCOM and on behalf of such Seller, the Buyer and the Owners that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Seller Receivables, including, without limitation, endorsing the name of such Seller or WORLDCOM on checks and other instruments representing Collections of Seller Receivables, enforcing the Seller Receivables and the Related Security and related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as such Seller or WORLDCOM might have done.

       SECTION 5.03. RESPONSIBILITIES OF EACH SELLER. Anything herein to the contrary notwithstanding:

              (a) Each Seller shall perform its obligations under the Contracts related to the Seller Receivables to the same extent as if the Receivable Assets had not been sold and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not release the Buyer's Servicer or such Seller from any of their respective duties or obligations with respect to any Seller Receivables or under the related Contracts; and

              (b) Neither the Buyer nor the Administrative Agent nor the Managing Agents nor the Owners nor any other Indemnified Party shall have any obligation or liability with respect to any Seller Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of any Seller thereunder.

       SECTION 5.04. FURTHER ACTIONS EVIDENCING PURCHASES. (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Buyer or the Administrative Agent may, or that the Administrative Agent shall at the request of the Majority Managing Agents or the Majority Purchaser Groups, reasonably request, in order to perfect, protect or more fully evidence the sale, transfer and assignment of Receivable Assets by such Seller to the Buyer hereunder and the Receivable Interests purchased by the Owners under the Purchase Agreements, in each case free and clear of any Adverse Claim other than Adverse Claims contemplated by the Transaction Documents, or to enable any of them or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder or under the Purchase Agreements. Without limiting the foregoing, each Seller and (in the case of clause (ii) below) the Buyer's Servicer will, upon the reasonable request of the Buyer or the Administrative Agent, (i) execute and file such financing or continuation statements or amendments thereto, and such other instruments and documents, that may be necessary, or that the Buyer or the Administrative Agent may, or that the Administrative Agent shall at the request of the Majority Managing Agents or the Majority Purchaser Groups, reasonably request, in order to perfect, protect or evidence such sales, transfers and assignments of the Seller Receivables and the Receivable Interests and (ii) upon the occurrence and during the continuance of an Event of Termination or Potential Event of Termination, and at the request of the Administrative Agent, provide Records with respect to the Seller Receivables and the related Contracts to the Administrative Agent.

       (b) Each Seller hereby authorizes each of the Buyer and the Administrative Agent acting together or alone (upon prior written notice to such Seller, except in the case of filing continuation statements) to file one or more financing or continuation statements and amendments thereto relating to all or any of the Receivable Assets without the signature of such

Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

       (c) If WORLDCOM in its capacity as Buyer's Servicer or any Seller fails to perform any of its obligations hereunder, the Buyer or the Administrative Agent may itself perform, or cause performance of, such obligation; and the reasonable costs and expenses of the Administrative Agent or the Buyer incurred in connection therewith shall be payable by each of WORLDCOM or such Seller under Section 6.01 or 7.04, as applicable.

       SECTION 5.05. INSTRUCTIONS BY THE ADMINISTRATIVE AGENT CONTROL. Anything contained in this Article V to the contrary notwithstanding, if and so long as either or both the Purchase Agreements is in effect or any Capital, Yield or other amount payable thereunder or in connection therewith remains unpaid, then as between the Administrative Agent and the Buyer, only the Administrative Agent (and not the Buyer) shall have the right to make requests, to deliver notices and otherwise to exercise the Rights and authorizations contemplated in this
Article V. Nothing contained in this Section 5.05 is intended to limit the Rights or authorizations of the Administrative Agent under any of the Transaction Documents.

                                   ARTICLE VI
                                 INDEMNIFICATION

       SECTION 6.01. INDEMNITIES BY THE SELLERS. Without limiting any other rights that any Indemnified Party may have hereunder or under any other Transaction Document or applicable law, and whether or not any of the transactions contemplated hereby are consummated, each Seller hereby agrees to indemnify each Indemnified Party from and against, and hold each thereof harmless from, any and all claims, losses, liabilities, costs and expenses of any kind whatsoever (including, without limitation, reasonable attorneys' fees and expenses) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of, or resulting from, in whole or in part, the activities of such Seller in connection herewith or with any other Transaction Document or the use of proceeds of sales, transfers and assignments of Receivable Assets hereunder; EXCLUDING, HOWEVER, Indemnified Amounts to the extent resulting solely and directly from either (x) the gross negligence or willful misconduct on the part of such Indemnified Party, or (y) the failure to collect amounts in respect of a Seller Receivable, which is an Eligible Receivable, to the extent such failure results from a discharge of the Obligor with respect thereto in a proceeding in respect of such Obligor under applicable bankruptcy laws or otherwise results from the Obligor's financial inability to pay such amounts. Without limiting or being limited by the foregoing (other than, and subject to, the exclusions referred to in the EXCLUDING, HOWEVER clause above) and whether or not any of the transactions contemplated hereby are consummated, each Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts which relate to or result from, or which would not have occurred but for, one or more of the following:

              (i) any Receivable originally owed to such Seller becoming a Seller Receivable which is not at the date of its sale, transfer and assignment hereunder an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

              (ii) any representation or warranty or statement made or deemed made by such Seller (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any Monthly Report, Weekly Report, Daily Report or other document delivered or to be delivered by such Seller in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;

              (iii) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Seller Receivable originally owed to such Seller or the related Contract or any Related Security with respect thereto; or the failure, as a result of any action or omission of such Seller of any such Seller Receivable or the related Contract or any Related Security with respect thereto to conform to any such applicable law, rule or regulation;

              (iv) the failure by any action or inaction of such Seller to vest in the Buyer a first priority perfected 100% ownership interest in each Seller Receivable originally owed to such Seller, and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

              (v) the failure of such Seller to have filed, or any delay by such Seller in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Seller Receivable originally owed to such Seller, and the Related Security and Collections in respect thereof, whether at the time of the initial sale, transfer and assignment hereunder or at any subsequent time, unless such failure results directly and solely from the Administrative Agent's failure to take appropriate action;

              (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor with or against such Seller to the payment of any Seller Receivable originally owed to such Seller based on the fact or allegation that such Receivable or the related Contract is not a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms;

              (vii) any failure of such Seller, the Buyer's Servicer or the Servicer to perform its duties, obligations or covenants under and in accordance with this Agreement or any other Transaction Documents or to perform its duties or obligations under any Contract;

              (viii) any product liability, personal injury, copyright infringement, theft of services, property damage, or other breach of contract, antitrust, unfair trade practices or tortious claim arising out of or in connection with any action or omission of such Seller or the subject matter of any Contract related to any Seller Receivable originally owed to such Seller or out of or in connection with any transaction contemplated by this

       Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or such Contract;

              (ix) the commingling of Collections of Seller Receivables originally owed to such Seller by, or in any Lock-Box Account or any other deposit account of, such Seller or any of its Affiliates at any time with other funds;

              (x) any action or omission by such Seller, the Buyer's Servicer or the Servicer reducing or impairing the rights of the Buyer hereunder or of any Owner of a Receivable Interest under any Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Seller Receivable originally owed to such Seller;

              (xi) any cancellation or modification of a Seller Receivable originally owed to such Seller, the related Contract or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise, other than as expressly permitted by this Agreement or any other Transaction Document;

              (xii) (A) any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto, or any transaction contemplated by this Agreement or any Contract, or the ownership of, or other interest in, any Seller Receivable originally owed to such Seller, the related Contract or any Related Security, EXCLUDING, HOWEVER, Indemnified Amounts to the extent resulting from a claim of any Indemnified Party that does not arise out of or result from any action or omission of such Seller, or (B) the use by such Seller of proceeds of any sale, transfer and assignment of any Receivable Asset hereunder;

              (xiii) the existence of any Adverse Claim against or with respect to any Seller Receivable originally owed to such Seller, the related Contract, Related Security or Collections and resulting from any act or omission of such Seller, as applicable.

              (xiv) any failure by such Seller to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by such Seller in connection with any Seller Receivable originally owed to such Seller, or the related Contract or any Related Security with respect thereto;

              (xv) any claim brought by any Person other than an Indemnified Party arising from any activity by such Seller or any of their respective Affiliates (other than the Buyer) in servicing, administering or collecting any Seller Receivable originally owed to such Seller;

              (xvi) [Intentionally Omitted]; or

              (xvii) to the extent not covered by the foregoing clauses, the occurrence and continuance of any Event of Termination resulting from an act or omission of such Seller other than an Event of Termination arising under Section 7.01(i) of the Purchase Agreements.

                                  ARTICLE VII

                                 MISCELLANEOUS

       SECTION 7.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by any Seller or the Buyer therefrom shall be effective unless in a writing and signed by the Administrative Agent (with the consent or at the request of the Majority Managing Agents and the Majority Purchaser Groups) and, in the case of any such waiver or consent, the party against which the waiver or consent is to be enforced or, in the case of any such amendment, the Buyer and each Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Buyer, any Owner, the Administrative Agent or any Managing Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

       SECTION 7.02. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerbacks, respectively, except that notices and communications to the Buyer and the Administrative Agent pursuant to Article II shall not be effective until received by the Buyer and the Administrative Agent.

       SECTION 7.03. BINDING EFFECT; ASSIGNABILITY. This Agreement shall become effective when it shall have been executed by each Seller, WORLDCOM, and the Buyer and acknowledged by the Administrative Agent, and thereafter shall be binding upon and inure to the benefit of each Seller, WORLDCOM, the Buyer, the Administrative Agent, and each other Indemnified Party and their respective successors and assigns, EXCEPT that no Seller shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Buyer, the Managing Agents and the Purchaser Groups, and the Buyer shall not have the right to assign its rights or obligations hereunder or any interest herein except pursuant to the Consent and Agreement. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date; PROVIDED, HOWEVER, that rights and remedies with respect to the provisions of Article VI and Sections 2.03, 7.04, 7.05 and 7.06 shall be continuing and shall survive any termination of this Agreement.

       SECTION 7.04. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under this Agreement, each Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables by an independent accounting firm pursuant to Section 4.01(g)) of, and searches and filings in respect of, this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, each Managing Agent, and each Purchaser with respect thereto and advising the Administrative Agent, each Managing Agent and each Purchaser as to its rights and remedies hereunder. Each Seller further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and disbursements) of each Owner, the Administrative Agent, each Managing Agent or any Affiliate thereof, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Transaction Documents and the other instruments and documents to be delivered in connection herewith or therewith.

       (b) In addition, each Seller agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any other Transaction Document, or any other document or instrument delivered in connection herewith or therewith (but excluding income taxes and any excise or property taxes imposed on the Buyer's ownership of the Receivable Assets, such non-excluded taxes being hereinafter referred to as "OTHER TAXES"). Each Seller shall indemnify each Indemnified Party for and hold it harmless against the full amount of Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 7.04(b)) imposed on or paid by such Indemnified Party and any liability (including penalties, additions to tax, interest and expenses other than those incurred as a result of actions by such Indemnified Party constituting the gross negligence or willful misconduct of such Indemnified Party except to the extent such actions shall have been approved by or directed to be taken by such Seller or the Buyer's Servicer) arising therefrom or with respect thereto whether or not such Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor (with a copy to the Administrative Agent).

       SECTION 7.05. NON-BUSINESS DAYS. In any case where any payment or action is due under this Agreement on a day which is not a Business Day, such payment or action may be made on the next succeeding Business Day, but such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

       SECTION 7.06. NO PROCEEDINGS. Each Seller and WORLDCOM each hereby agrees that it will not institute against the Buyer or any Purchaser any proceeding of the type referred to in Section 7.01(g) of the Receivables Purchase Agreement so long as any commercial paper notes issued by such Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper notes shall have been outstanding.

       SECTION 7.07. CONFIDENTIALITY. Except as otherwise required by applicable law, each of the parties hereto agrees to maintain the confidentiality of this Agreement, the Purchase Agreements, the Consent and Agreement, the Fee Letters (and all drafts thereof) and all non-public information delivered in connection herewith in communications with third parties and otherwise; PROVIDED that this Agreement, the Purchase Agreements, the Consent and Agreement, the Fee Letters and such information may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written confidentiality agreement in form and substance substantially identical to this Section 7.07, (ii) to each Seller's, the Buyer's Servicer's, the Buyer's, the Administrative Agent's, each Managing Agent's and each Owner's legal counsel, accountants and auditors if they agree to hold it confidential, (iii) to any rating agency, (iv) to any regulatory authority having jurisdiction over any Seller, the Buyer's Servicer, the Buyer, the Administrative Agent, any Managing Agent or an Owner and (v) pursuant to court order or subpoena; PROVIDED, HOWEVER, that each of the parties hereto agrees that the disclosure of this Agreement, either Purchase Agreement, the Consent and Agreement, the Fee Letters or other information required to be made by or pursuant to court order or subpoena will not be made until the other parties hereto have been notified at least five Business Days in advance of any such disclosure, unless such notification is prohibited by applicable law or such court order or subpoena.

       SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       SECTION 7.09. CONSENT TO JURISDICTION. (a) Each of the Sellers, the Buyer's Servicer and the Buyer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the Sellers, the Buyer's Servicer and the Buyer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the Sellers, the Buyer's Servicer and the Buyer hereby agrees that service of process in any such action or proceeding may be effected by mailing a summons and complaint to it at its address specified in Section 7.02 by registered mail, return receipt requested, or in any other manner permitted by applicable law. Each of the Sellers, the Buyer's Servicer and the Buyer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

       (b) Each of the Sellers, the Buyer's Servicer and the Buyer irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

       SECTION 7.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

       SECTION 7.11. INTENT OF THE PARTIES, ETC. As provided in Section 2.01(b), the parties to this Agreement intend that the transaction contemplated by this Agreement shall be, and shall be treated as, a purchase by the Buyer and a sale by each Seller of Receivable Assets and not as a lending transaction. It is the intention of the parties hereto, and the parties hereto hereby agree, that this Agreement creates in favor of the Buyer a "security interest", in the Seller Receivables now and hereafter existing or arising from time to time, under and within the meaning of Article 9 of the UCC as in effect in the State of New York.

       SECTION 7.12. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents to which the parties hereto are a party contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

       SECTION 7.13. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 7.14. AMENDMENT AND RESTATEMENT. (a) This Agreement amends and restates in its entirety the Original Receivables Contribution and Sale Agreement. The terms and provisions of the Original Receivables Contribution and Sale Agreement shall, subject to this Section 7.14, be superseded hereby. Notwithstanding the amendment and restatement of the Original Receivables Contribution and Sale Agreement by this Agreement, each Seller and the Buyer's Servicer shall continue to be liable to the Buyer and each Indemnified Party with respect to agreements on the part of such Seller and the Buyer's Servicer under the Original Receivables Contribution and Sale Agreement to indemnify any of the Buyer and each Indemnified Party in connection with events or conditions arising or existing prior to the date hereof. This Agreement is given in substitution for the Original Receivables Contribution and Sale Agreement. Each reference to the Original Receivables Contribution and Sale Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement. This Agreement is not a novation. Nothing contained herein or in any of the other Transaction Documents, unless expressly herein or therein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Receivables Contribution and Sale Agreement. All amounts owing under the Original Receivables Contribution and Sale Agreement immediately prior to giving effect to this Agreement to the Buyer and each Indemnified Party that is a party thereto shall be deemed to be owing under this Agreement.

       (b) Each Seller hereby agrees, and the Buyer hereby agrees, that, effective as of the date hereof, the Subordinated Note payable to the order of such Seller is amended (i) by deleting the phrase "THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("BANK ONE"), as Administrative Agent" in the first paragraph of such Subordinated Note and substituting for such phrase the phrase "the administrative agent thereunder" and (ii) by deleting the phrase "BANK ONE, as Administrative Agent" in the two places such phrase is used in the fifth paragraph of such Subordinated Note and substituting for each such phrase the phrase "the Administrative Agent".

       SECTION 7.15. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Transaction Documents or the actions of the Administrative Agent, any Managing Agent or any other Indemnified Party in the negotiation, administration, performance or enforcement hereof or thereof.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    THE BUYER

                                    MCI WORLDCOM RECEIVABLES CORPORATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    1133 19th Street, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Margaret Barry
                                                Senior Manager, Treasury
                                                  Operations
                                    Telephone No.:  (202) 736-6590
                                    Telecopier No.:  (202) 736-6697

                                    THE SELLERS

                                    MCI WORLDCOM NETWORK
                                          SERVICES, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    1133 19th Street, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Margaret Barry
                                                Senior Manager, Treasury
                                                  Operations
                                    Telephone No.:  (202) 736-6590
                                    Telecopier No.:  (202) 736-6697

                                    MCI WORLDCOM COMMUNICATIONS, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    1133 19th Street, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Margaret Barry
                                                Senior Manager, Treasury
                                                  Operations
                                    Telephone No.:  (202) 736-6590
                                    Telecopier No.:  (202) 736-6697


                                    TELECOM*USA, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    1133 19th Street, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Margaret Barry
                                                Senior Manager, Treasury
                                                  Operations
                                    Telephone No.:  (202) 736-6590
                                    Telecopier No.:  (202) 736-6697

                                    UUNET TECHNOLOGIES, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    1133 19th Street, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Margaret Barry
                                                Senior Manager, Treasury
                                                  Operations
                                    Telephone No.:  (202) 736-6590
                                    Telecopier No.:  (202) 736-6697

                                    THE BUYER'S SERVICER

                                    WORLDCOM, INC., as the Buyer's
                                             Servicer


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    1133 19th Street, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Margaret Barry
                                                Senior Manager, Treasury
                                                  Operations
                                    Telephone No.:  (202) 736-6590
                                    Telecopier No.:  (202) 736-6697

Acknowledged as of the date first above written:

JPMORGAN CHASE BANK,
   as Administrative Agent

By:
    ----------------------------------------
    Name:
    Title: